• The Partnership reported $141.1 million of net income attributable to the partnership, $140.8 million of net cash provided by operating activities, $178.7 million of adjusted EBITDA attributable to the partnership and $156.1 million of cash available for distribution.

• Fourth quarter distribution of $0.400 per common unit, up 4.7% from the previous quarter, which meets the partnership’s previously disclosed guidance of 20% annual distribution growth through 2018.

•  Full year 2018 performance driven by continued strength in the Gulf of Mexico, capturing organic growth opportunities.

HOUSTON, February 21, 2019 – Shell Midstream Partners, L.P. (NYSE: SHLX), a growth-oriented midstream master limited partnership formed by Royal Dutch Shell plc (“RDS”), reported net income attributable to the partnership of $141.1 million for the fourth quarter of 2018, which equated to $0.45 per common limited partner unit. Shell Midstream Partners also generated adjusted earnings before interest, income taxes, depreciation and amortization attributable to the partnership of $178.7 million.

“Our fourth quarter performance was solid, closing out a strong year of delivery for the Partnership,” said Kevin Nichols, CEO Shell Midstream Partners GP LLC. “Looking forward to 2019, I am confident that we will meet our previously guided distribution growth and will continue to leverage our Gulf of Mexico footprint and its organic growth.”

Total cash available for distribution was $156.1 million as compared to $163.5 million in the third quarter. The decrease in cash available for distribution was largely driven by decreased volumes on Mars and Auger as a result of well performance issues and unplanned producer maintenance in the quarter, and a ten day volume reduction in the Eastern Corridor related to Hurricane Michael. This was partially offset by strong demand from Zydeco and two new tie-backs achieving first oil in the Eastern Corridor.

The Board of Directors of the general partner previously declared a cash distribution of $0.400 per limited partner unit for the fourth quarter of 2018. This distribution represented an increase of 4.7% over the third quarter 2018 distribution and a 20.1% increase over the fourth quarter 2017 distribution. This represents the sixteenth consecutive quarter of distribution growth, and  meets the Partnership’s previously disclosed guidance to increase distributions by 20% in 2018.

FINANCIAL HIGHLIGHTS

•Net income attributable to the partnership was $141.1 million, compared to $148.3 million for the prior quarter.
•Net cash provided by operating activities was $140.8 million, compared to $154.4 million for the prior quarter.
•Cash available for distribution was $156.1 million, compared to $163.5 million for the prior quarter, largely driven by the 10 day impact of Hurricane Michael and lower volumes on Mars and Auger related to well performance issues and unplanned producer maintenance, partially offset by strong Zydeco demand and two new tie-backs in the Eastern Corridor.
•Total cash distribution declared was $129.0 million, resulting in a healthy coverage ratio of 1.2x.
•Adjusted EBITDA attributable to the partnership was $178.7 million compared to $187.0 million for the prior quarter.
•As of December 31, 2018, the Partnership had $208.0 million of consolidated cash and cash equivalents on hand.
•As of December 31, 2018, the Partnership had total debt of $2.1 billion, equating to 2.9x Debt to Adjusted EBITDA.
Current debt levels are well within targeted range and provide full flexibility to continue to grow in line with guidance.

Cash available for distribution and Adjusted EBITDA are non-GAAP supplemental financial measures. See reconciliation tables later in this press release.

ASSET HIGHLIGHTS

Significant Onshore Pipeline Transportation:
◦Zydeco - Mainline volumes were 704 kbpd in the current quarter, compared to 657 kbpd in the prior quarter, as we continue to see robust volumes on the pipeline driven by shipper volumes out of Texas and increased offshore demand.
◦Refinery Gas Pipeline - Volumes were as expected backed by long-term transportation services agreements with minimum volume commitments.

Significant Offshore Pipeline Transportation:
◦Amberjack - Volumes were 351 kbpd compared to 359 kbpd in the prior quarter. Volumes were slightly lower due to well performance issues late in 2018. We expect continued growth on the system as in-field drilling continues and new platforms connect to the system.
◦Mars - Volumes were 566 kbpd compared to 580 kbpd in the prior quarter largely driven by well performance issues during the latter half of the fourth quarter.
◦Auger - Volumes were 70 kbpd, down from the prior quarter of 81 kbpd due to unplanned producer maintenance late in the year.
◦Eastern Corridor - Volumes were 415 kbpd, compared to 430 kbpd in the prior quarter largely due to the impact of Hurricane Michael, partially offset by continued organic growth via two new tie-backs.
ABOUT SHELL MIDSTREAM PARTNERS, L.P.
Shell Midstream Partners, L.P., headquartered in Houston, Texas, is a growth-oriented master limited partnership formed by Royal Dutch Shell plc to own, operate, develop and acquire pipelines and other midstream assets. Shell Midstream Partners, L.P.’s assets include interests in entities that own crude oil and refined products pipelines and terminals that serve as key infrastructure to (i) transport onshore and offshore crude oil production to Gulf Coast and Midwest refining markets and (ii) deliver refined products from those markets to major demand centers. Our assets also include interests in entities that own natural gas and refinery gas pipelines that transport offshore natural gas to market hubs and deliver refinery gas from refineries and plants to chemical sites along the Gulf Coast.
For more information on Shell Midstream Partners and the assets owned by the partnership, please visit www.shellmidstreampartners.com.
FORTHCOMING EVENTS
At 9 a.m. CST today, Shell Midstream Partners, L.P. will hold a webcast to discuss the reported results and provide an update on partnership operations. Interested parties may listen to the conference call on Shell Midstream Partners’ website at www.shellmidstreampartners.com by clicking on the “2018 Fourth Quarter Financial Results Call” link, found under the “Events and Conferences” section. A replay of the conference call will be available following the live webcast.

Summarized Financial Statement Information

	For the Three Months Ended
(in millions of dollars, except per unit data)	December 31, 2018	September 30, 2018
Revenue (1)	$142.3	$153.5
Costs and expenses
Operations and maintenance	33.2	34.0
Cost of product sold	10.0	13.8
(Gain) loss from revision of ARO and disposition of fixed assets	(3.4)	—
General and administrative	14.9	13.7
Depreciation, amortization and accretion	11.5	11.6
Property and other taxes	3.4	2.5
Total costs and expenses	69.6	75.6
Operating income	72.7	77.9
Income from equity method investments	73.6	72.7
Dividend income from other investments	14.2	14.9
Other income	7.3	7.8
Investment, dividend and other income	95.1	95.4
Interest expense, net	19.6	19.0
Income before income taxes	148.2	154.3
Income tax expense	0.2	0.1
Net income	148.0	154.2
Less: Net income attributable to noncontrolling interests	6.9	5.9
Net income attributable to the Partnership	$141.1	$148.3
Less: General partner’s interest in net income attributable to the Partnership	$39.8	$36.0
Limited Partners’ interest in net income attributable to the Partnership	$101.3	$112.3

Net income per Limited Partner Unit – Basic and Diluted:
Common	$0.45	$0.50

Weighted average Limited Partner Units outstanding – Basic and Diluted:
Common units – public	123.8	123.8
Common units – SPLC	100.0	100.0

(1) Deferred revenue for the three months ended December 31, 2018 and September 30, 2018, including the impact of overshipments and expiring credits, was $3.9 million and $5.3 million, respectively.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income
	For the Three Months Ended
(in millions of dollars)	December 31, 2018	September 30, 2018
Net income	$148.0	$154.2
Add:
(Gain) loss from revision of ARO and disposition of fixed assets	(3.4)	—
Allowance oil reduction to net realizable value	5.5	—
Depreciation, amortization and accretion	11.5	11.6
Interest expense, net	19.6	19.0
Income tax expense	0.2	0.1
Cash distribution received from equity method investments	84.3	88.9
Less:
Equity method distributions included in other income	7.0	7.8
Income from equity method investments	73.6	72.7
Adjusted EBITDA	185.1	193.3
Less:
Adjusted EBITDA attributable to noncontrolling interests	6.4	6.3
Adjusted EBITDA attributable to the Partnership	178.7	187.0
Less:
Net interest paid attributable to the Partnership (1)	19.6	18.9
Income taxes paid attributable to the Partnership	0.1	0.1
Maintenance capex attributable to the Partnership	7.1	4.8
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	—	(0.8)
Reimbursements from Parent included in partners’ capital	4.2	1.1
Cash available for distribution attributable to the Partnership	$156.1	$163.5
(1) Amount represents both paid and accrued interest attributable to the period.

See “Non-GAAP Financial Measures” later in this press release.

Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Cash Provided by Operating Activities
	For the Three Months Ended
(in millions of dollars)	December 31, 2018	September 30, 2018
Net cash provided by operating activities	$140.8	$154.4
Add:
Interest expense, net	19.6	19.0
Income tax expense	0.2	0.1
Return of investment	7.0	8.6
Less:
Change in deferred revenue and other unearned income	(0.1)	(0.9)
Allowance oil reduction to net realizable value	5.5	—
Non-cash interest expense	0.2	0.3
Change in other assets and liabilities	(23.1)	(10.6)
Adjusted EBITDA	185.1	193.3
Less:
Adjusted EBITDA attributable to noncontrolling interests	6.4	6.3
Adjusted EBITDA attributable to the Partnership	178.7	187.0
Less:
Net interest paid attributable to the Partnership (1)	19.6	18.9
Income taxes paid attributable to the Partnership	0.1	0.1
Maintenance capex attributable to the Partnership	7.1	4.8
Add:
Net adjustments from volume deficiency payments attributable to the Partnership	—	(0.8)
Reimbursements from Parent included in partners’ capital	4.2	1.1
Cash available for distribution attributable to the Partnership	$156.1	$163.5
(1) Amount represents both paid and accrued interest attributable to the period.

See “Non-GAAP Financial Measures” later in this press release.

Distribution Information

	For the Three Months Ended
(in millions of dollars, except per-unit and ratio data)	December 31, 2018	September 30, 2018
Quarterly distribution declared per unit	$0.4000	$0.3820

Adjusted EBITDA attributable to the Partnership (1)	$178.7	$187.0

Cash available for distribution attributable to the Partnership (1)	$156.1	$163.5

Distribution declared:
Limited partner units – common	$89.5	$85.5
General partner units	39.5	35.5
Total distribution declared	$129.0	$121.0

Coverage ratio (2)	1.2	1.4
(1) Non-GAAP measures. See reconciliation tables earlier in this press release.
(2) Coverage ratio is equal to Cash available for distribution attributable to the Partnership divided by total distribution declared.

Capital Expenditures
	For the Three Months Ended
(in millions of dollars)	December 31, 2018	September 30, 2018
Expansion capital expenditures	$5.3	$9.7
Maintenance capital expenditures	5.6	3.5
Total capital expenditures paid	$10.9	$13.2

.

Condensed Consolidated Balance Sheet Information
(in millions of dollars)	December 31, 2018	September 30, 2018
Cash and cash equivalents	$208.0	$199.5
Property, plant & equipment, net	742.4	743.7
Total assets	1,913.5	1,898.7
Related party debt	2,090.7	2,090.5
Total deficit	(257.0)	(283.2)

Pipeline and Terminal Volumes and Revenue per Barrel
	For the Three Months Ended
	December 31, 2018	September 30, 2018
Pipeline throughput (thousands of barrels per day) (1)
Zydeco - Mainlines	704	657
Zydeco - Other segments	265	244
Zydeco total system	969	901
Amberjack total system	351	359
Mars total system	566	580
Bengal total system	521	536
Poseidon total system	252	224
Auger total system	70	81
Delta total system	244	252
Na Kika total system	41	48
Odyssey total system	130	130
LOCAP total system	1,234	1,240
Other systems	356	300

Terminals (2)(3)
Lockport terminaling throughput and storage volumes	195	227

Revenue per barrel ($ per barrel)
Zydeco total system (4)	$0.76	$0.79
Amberjack total system (4)	2.51	2.48
Mars total system (4)	1.15	1.22
Bengal total system (4)	0.36	0.35
Auger total system (4)	1.47	1.35
Delta total system (4)	0.63	0.54
Na Kika total system (4)	0.85	0.82
Odyssey total system (4)	0.92	0.89
Lockport total system (5)	0.24	0.21
 (1) Pipeline throughput is defined as the volume of delivered barrels.
(2) Terminaling throughput is defined as the volume of delivered barrels and storage is defined as the volume of stored barrels.
(3)Refinery Gas Pipeline and our refined products terminals are not included above as they generate revenue under transportation and terminaling service agreements, respectively, that provide for guaranteed minimum throughput.
(4) Based on reported revenues from transportation and allowance oil divided by delivered barrels over the same time period. Actual tariffs charged are based on shipping points along the pipeline system, volume and length of contract.
(5) Based on reported revenues from transportation and storage divided by delivered and stored barrels over the same time period. Actual rates are based on contract volume and length.

FORWARD LOOKING STATEMENTS
This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future growth, future actions, closing and funding of acquisitions, future drop downs, volumes, capital requirements, conditions or events, future impact of prior acquisitions, future operating results or the ability to generate sales, income or cash flow or the amount of distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, February 21, 2019, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. More information on these risks and other potential factors that could affect the Partnership’s financial results is included in the Partnership’s filings with the U.S. Securities and Exchange Commission, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Partnership’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filing. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

NON-GAAP FINANCIAL MEASURES
This press release includes the terms Adjusted EBITDA and cash available for distribution. We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our condensed consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:
•our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;
•the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;
•our ability to incur and service debt and fund capital expenditures; and
•the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.
The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income and net cash provided by operating activities. These non-GAAP measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
References in this press release to Adjusted EBITDA refer to net income before income taxes, net interest expense, gain or loss from disposition of fixed assets, allowance oil reduction to net realizable value, and depreciation, amortization and accretion, plus cash distributed to Shell Midstream Partners, L.P. from equity investments for the applicable period, less income from equity investments. We define Adjusted EBITDA attributable to Shell Midstream Partners as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests and Adjusted EBITDA attributable to Parent. References to cash available for distribution refer to Adjusted EBITDA attributable to Shell Midstream Partners, less maintenance capital expenditures attributable to Shell Midstream Partners, net interest paid, cash reserves and income taxes paid, plus net adjustments from volume deficiency payments attributable to Shell Midstream Partners and certain one-time payments not reflected in net income. Cash available for distribution will not reflect changes in working capital balances.

February 21, 2019

The information in this Report reflects the unaudited consolidated financial position and results of Shell Midstream Partners, L.P.

Inquiries:
Shell Media Relations
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Shell Investor Relations
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